Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Primis Financial Corp. (formerly Southern National Bancorp of Virginia, Inc.) (the “Company”) of our report dated March 12, 2021, relating to the financial statements of Southern Trust Mortgage, LLC, which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ Richey, May and Co., LLP

Englewood, Colorado

April 5, 2021